Exhibit 10.5

CONSENT TO STOCK REPURCHASE PROGRAM

This consent to Loan and Security Agreement (this “Consent”) is entered into this 14th day of November, 2008 by and between Silicon Valley Bank (“Bank”) and American Science and Engineering, Inc., a Massachusetts corporation (“Borrower”).

RECITALS

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 11, 2003, as amended by a certain First Loan Modification Agreement dated as of June 30, 2004, between Borrower and Bank, as amended by a certain Second Loan Modification Agreement dated as of November 30, 2004, between Borrower and Bank, as further amended by a certain Third Loan Modification Agreement dated as of November 16, 2006, between Borrower and Bank, and as further amended by a certain Fourth Loan Modification Agreement dated as of November 14, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.            Borrower is contemplating: (i) entering into a capital stock repurchase program, and (ii) making a dividend payment (collectively, the “Transactions”).  Borrower has requested that Bank consent to the Transactions.

C.            Bank has agreed to so consent to the Transactions, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement.

2.             Consent.  Pursuant to Section 7.6 of the Loan Agreement relative to distributions and investments, Bank hereby consents to the Transactions for fiscal year ending March 31, 2009, provided that the aggregate amount of Borrower’s cash used to consummate the Transactions do not exceed Thirty-Five Million Dollars ($35,000,000.00).

3.             Representations and Warranties.  To induce Bank to enter into this Consent, Borrower hereby represents and warrants to Bank as follows:

3.1         Immediately after giving effect to this Consent (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

3.2          Borrower has the power and due authority to execute and deliver this Consent; and

3.3          The organizational documents of Borrower delivered to Bank on November 30, 2004 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

4.             Integration.  This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Consent and the Loan Documents.

5.             Prior Agreement.  The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  This Consent is not a novation and the terms and conditions of this Consent shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Consent and the terms of such documents, the terms of this Consent shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6.             Counterparts.  This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.             Effectiveness.  This Consent shall be deemed effective upon the due execution and delivery to Bank of this Consent by each party hereto.

8.             Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		AMERICAN SCIENCE AND ENGINEERING, INC.

By:	/s/ Jane A. Braun	By:	/s/ Kenneth J. Galaznik
Name: Jane A. Braun		Name: Kenneth J. Galaznik
Title: Senior Vice President		Title: Chief Financial Officer